UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2021

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously announced, on January 12, 2021, Corning Natural Gas Holding Corporation, a New York corporation (the “Company,” “we,” “us” and “our”), entered into an agreement and plan of merger (the “merger agreement”) with ACP Crotona Corp., a Delaware corporation (“Parent”), and ACP Crotona Merger Sub Corp., a New York corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “merger”). On May 27, 2021, we held our 2021 annual meeting of shareholders at which our shareholders voted to approve the merger, elect directors and four other proposals. The proposals are described in detail in our definitive proxy statement on Schedule 14A dated April 22, 2021 and filed with the U.S. Securities and Exchange Commission on that date (the “proxy statement”). Our shareholders cast their votes as described below, rounded to the nearest whole share.

Proposal 1: Approval of the Merger

Our common shareholders voted to approve the merger and the other transactions contemplated by the merger agreement as follows:

			Broker	Percent of Shares Voted For
For	Against	Abstain	Non-Votes	Votes Cast	Outstanding
2,514,134	3,022	4,072	357,108	99.7%	81.5%

Our preferred shareholders voted to approve the merger and the other transactions contemplated by the merger agreement as follows (the merger was the only proposal voted on by the preferred shareholders):

			Broker	Percent of Shares Voted For
For	Against	Abstain	Non-Votes	Votes Cast	Outstanding
636,809	136	0	0	99.9%	86.8%

Proposal 2: Election of Directors

Our common shareholders voted to elect eight directors to hold office until the next annual meeting of shareholders, or until their respective successors are elected and qualified, as follows:

Nominee	For	Withheld	Broker Non-Votes
Henry B. Cook, Jr.	2,501,180	20,048	357,108
Michael I. German	2,516,015	5,213	357,108
Ted W. Gibson	2,504,106	17,122	357,108
Robert B. Johnston	2,502,920	18,308	357,108
Joseph P. Mirabito	2,513,333	7,895	357,108
William Mirabito	2,513,333	7,895	357,108
George J. Welch	2,502,207	19,021	357,108
John B. Williamson III	2,505,168	16,060	357,108

Proposal 3: Advisory Proposal to Approve Merger-Related Compensation

Our common shareholders voted to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by the Company to our senior executive officers as described in the proxy statement as follows:

			Broker	Percent of Shares Voted For
For	Against	Abstain	Non-Votes	Votes Cast	Outstanding
2,434,688	23,436	63,104	357,108	96.6%	79.0%

Proposal 4: Advisory Vote to Approve the Company’s 2020 Executive Compensation

Our common shareholders voted to approve, on a non-binding and advisory basis, the fiscal 2020 compensation of our senior executive officers as described in the proxy statement as follows:

			Broker	Percent of Shares Voted For
For	Against	Abstain	Non-Votes	Votes Cast	Outstanding
2,436,187	24,709	60,332	357,108	96.6%	79.0%

Proposal 5: Ratification of Appointment of the Company’s Independent Accounting Firm

Our common shareholders voted to ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2021 as follows:

			Broker	Percent of Shares Voted For
For	Against	Abstain	Non-Votes	Votes Cast	Outstanding
2,845,120	1,331	31,885	0	98.8%	92.3%

Proposal 6: Authority to Adjourn the Meeting

Our common shareholders vote to adjourn the 2021 annual meeting of shareholders to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposals contained in the proxy statement if there are insufficient votes at the time of the meeting to approve any of the proposals, as follows:

			Broker	Percent of Shares Voted For
For	Against	Abstain	Non-Votes	Votes Cast	Outstanding
2,842,588	9,439	26,309	0	98.8%	92.2%

No other matters were voted upon at the meeting.

Item 8.01 Other Events.

Declaration of Dividends

On May 27, 2021 following the 2021 annual meeting, our board of directors declared a dividend on the Company’s common stock, par value $0.005 per share, of $0.1525 per share (equivalent of $0.61 per share annualized), for the third quarter of the 2021 fiscal year ending June 30, 2021, payable to shareholders of record on June 30, 2021. The dividend is expected to be paid on July 15, 2021. The board also declared quarterly dividends on the Company’s preferred stock with the same record and payment dates ($0.375 per share on the Series A, $0.25 on the Series B, and $0.375 on the Series C).

Confirmation of Executive Officers and Board Committee Assignments

On May 27, 2021 following the 2021 annual meeting, our board of directors appointed the following officers:

Michael I. German — Chief Executive Officer and President

Charles A. Lenns — Chief Financial Officer, Treasurer and Corporate Secretary

Matthew J. Cook — Vice President of Operations and Customer Service

Russell S. Miller — Vice President of Energy Supply and Business Development

In addition, the Board of Directors made the following Committee assignments:

Audit Committee

George J. Welch, Chairman

William Mirabito

Henry B. Cook, Jr.

John B. Williamson III

Nominating and Compensation Committee

Joseph P. Mirabito, Chairman

Ted W. Gibson

John B. Williamson III

Henry B. Cook, Jr.

Robert B. Johnston

Corporate Governance and Community Relations Committee

William Mirabito, Chairman

Ted W. Gibson

Robert B. Johnston

George J. Welch

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable, and to take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Corning Natural Gas Holding Corporation. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects” “intends,” “plans,” “predicts,” “believes,” “may,” “will” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include, but are not limited to the Company’s ability to complete the proposed merger; any event, change or circumstance that might give rise to the termination of the merger agreement; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the ability of the Company to obtain shareholder approval of the proposed merger; the ability of the Company to obtain regulatory approval of the proposed merger; the Company’s continued ability to make dividend payments; the Company’s ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company’s ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company’s control; the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission (the “SEC”); and other factors that the Company is currently unable to identify or quantify, but may exist in the future. The Company expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that may affect the future results of the Company are described in its filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

Additional Information and Where to find It

This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, the Company has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in definitive form dated April 22, 2021 (the “Proxy Statement”) filed with the SEC on April 22, 2021 in connection with its 2021 annual meeting of shareholders that contains important information about the Merger and related matters. Shareholders are urged to read the Proxy Statement and other relevant documents carefully and in their entirety because they contain important information about the Merger and related matters. You may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC’s website at www.SEC.gov, at the Company’s website at www.CorningGas.com or by writing to the Company’s Corporate Secretary at Corning Natural Gas Holding Corporation, 330 W. William Street, Corning, New York 14830, or by calling the Company’s Corporate Secretary at 607-936-3755. You also may read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in The Solicitation

The Company and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies with respect to the merger. Information regarding the Company’s directors and executive officers is available in the Proxy Statement. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2021	Corning Natural Gas Holding Corporation

/s/ Michael I. German
By Michael I. German
President and Chief Executive Officer